Exhibit 32.1
CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER OF
HYBRID DYNAMICS CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

I, Steven Radt, Chief Executive Officer of Hybrid Dynamics Corporation (the "Company"), hereby certify that the accompanying report on Form 10-Q for the period ending September 30, 2008 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial operations and results of operations of the Company.

Date: November 14, 2008

By: /s/ STEVEN RADT
Steven Radt
Principal Executive Officer